Exhibit 99
                         PRESS RELEASE

                                             For Immediate Release
                                               December 14, 1998


     Redding, California -- The Board of Directors of North Valley Bancorp (NASDAQ: NOVB) has announced that President and CEO Martin R. Sorensen has advised them of his intended resignation as President and CEO. The Board of Directors is working with Mr. Sorensen to insure a smooth transition of management and appreciates his professionalism and efforts to achieve the future success of the Company.

     North Valley Bancorp's principal subsidiary, North Valley Bank, operates twelve commercial banking offices in Shasta and Trinity Counties in Northern California, including two in-store supermarket branches and a Business Banking Center. The Company is headquartered in Redding.

For Further Information Please Contact:

Sharon Benson
Senior Vice President & Chief Financial Officer or
Rudolph V. Balma
Chairman of the Board
880 E. Cypress Ave.
Redding, CA 96002
(530) 221-8400
FAX 222-1768